EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement"), dated as of the 1st day of January, 1999, by and between COMFORCE Corporation ("COMFORCE") a Delaware corporation and COMFORCE Operating, Inc. ("COI"), a Delaware corporation that is wholly-owned by COMFORCE (COMFORCE and COI are collectively referred to as the "Employer"), and John Fanning, a resident of the State of Florida ("Employee").

                                    RECITALS:

     A. COMFORCE and/or a subsidiary has employed Employee prior to the date hereof as an employee and Employer wishes to employ Employee on and after the effective date hereof on the terms and conditions hereof.

     B. Employee is willing to continue employment with Employer on the terms and conditions hereof.

     NOW, THEREFORE, in consideration of the promises and mutual obligations of the parties contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereto agree as follows:

     1. Employment of Employee. Employer employs Employee, and Employee accepts employment by Employer, during the "Term of Employment," as defined in Section 2 hereof, for the consideration and on the terms and conditions provided herein. Employee shall be employed during the Term of Employment in such capacity or capacities, and perform such duties, as may be determined from time to time by each Employer's Board of Directors. COMFORCE, COI and/or a subsidiary shall allocate between each other the uses of Employee and costs hereunder. Subject to this power of the Board of Directors of Employer to designate the position in which Employee shall serve Employer, Employee shall maintain the title and position of Chairman of the Board & Chief Executive Officer of Employer. Employee shall have full authority and responsibility to undertake and carry out the functions and activities of that position in all respects, subject only to directions of, and policies established and communicated to Employee from time to time by, the Board of Directors.

     2. Effective Date: Term of Employment. This Agreement shall commence and be effective for all purposes as of the date first seen set forth above and shall remain in effect, unless earlier terminated as provided in Section 7 hereof, until December 31, 2001 (the "Initial Termination Date"), which date shall be extended to the subsequent December 31 unless no less than sixty (60) days prior to the Initial Termination Date or subsequent extension thereof, either party has given the other written notice of termination hereof. The period during which Employee is employed by Employer pursuant to this Agreement is herein called the "Term of Employment."

     3. Employee's Duties and Restrictions.

     (a) During the Term of Employment, Employee shall: (i) devote his full working time and attention to the business and affairs of Employer and to the performance of his duties hereunder; (ii) serve Employer faithfully and to the best of his ability, and use his best efforts to promote the interests of Employer; and (iii) follow and implement the policies and directions of the Board of Directors. Notwithstanding the above, nothing contained in this Section 3 shall be deemed to prevent Employee from engaging in activities relating to
(a) the making of investments for his own account or for the account of others, or (b) investment banking, venture capital and finance activities, (c) serving as a member of the board of directors of other corporations, or (d) engaging in charitable or public service activities, provided that such investments, services and activities do not interfere or conflict with Employee's performance of his duties hereunder.

     (b) During the Term of Employment, Employee shall not engage either directly or indirectly on Employee's own account or as agent, stockholder, owner, employee, employer or otherwise, in a business which is the same as or substantially similar to that of the Employer or its subsidiaries, parent or affiliates (collectively the "Group"),

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(i)  within  the United  States or (ii)  within  any  country in which the Group conducts any business. Notwithstanding the foregoing, Employee may during the period in which this paragraph is in effect own stock or other interests in
corporations   or  other   entities  that  engage  in  businesses  the  same  or
substantially similar to those engaged in by the Group provided that Employee does not, directly or indirectly (including without limitation as the result of ownership or control of another corporation or other entity), individually or as part of a group [as that term is defined in Section 13 (d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder] (a) control or have the ability to control the corporation or other entity, (b) provide to the corporation or entity, whether as an employee, consultant or otherwise, advice or consultation, (c) provide to the corporation or entity any confidential or proprietary information regarding the Group or its businesses or regarding the conduct of businesses similar to those of the Group,
(d) hold or have the right by contract or arrangement or understanding with other parties to hold a position on the board of directors or other governing body of the corporation or entity or have the right by contract or arrangement or understanding with other parties to elect one or more persons to any such position, (e) hold a position as an officer of the corporation or entity, (f) have the purpose to change or influence the control of the corporation or entity (other than solely by the voting of his shares or ownership interest) or (g) have a business or other relationship, by contract or otherwise, with the corporation or entity other than as a passive investor in it; provided, however, that Employee may vote his shares or ownership interest in such manner as he chooses provided that such action does not otherwise violate the prohibitions set forth in this sentence.

     4. Employee's Compensation.

     (a) Base Salary. During the Term of Employment, as Employee's base compensation for all services to be performed hereunder, Employer shall pay
Employee an annual salary of Three Hundred Eighty Five Thousand Dollars ($385,000) (the "Base Salary"), payable in accordance with the Employer's payroll practices for its officers. This base salary will increase annually during the Term of Employment on each January 1, beginning January 1, 2000, by the greater of (i) seven percent (7%) or (ii) a percentage equivalent to the percentage increase of (a) the Price Index (as defined below) for the most recently available month at the time of each such increase over (b) the Price Index reported for the same month one year prior (such percentage increase calculated pursuant to this Section 4(a) is referred to herein as the "CPI Increase"). The Base Salary shall also be increased from time to time at the discretion of the Board of Directors or any committee thereof having authority over Employee's compensation to account for material changes of circumstances of the Employer or of the responsibilities of Employee, and may be increased by the Board or such committee from time to time in its discretion for any other reason whatsoever.

     For purposes of this Agreement, "Price Index" shall mean the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index U.S. City Averages, all Urban Consumers, All Items, 1982-84 = 100. If the manner in which the Price Index as determined by the Department of Labor shall be substantially revised, or if the 1982-84 average shall no longer be used as an index of 100, an adjustment shall be made in such revised index so that the number used shall be that which would have been obtained if the Price Index had not been so revised or if said average was still in use. If the Price Index shall become unavailable for any reason whatsoever, the parties will substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by an other governmental agency or, if no such index shall then be available, a comparable index published by a major bank or other financial institution.

     (b) Reimbursement of Expenses. It is recognized that during the Term of Employment, Employee will be required to incur ordinary and necessary business expenses in connection with the performance of his duties hereunder. Employer shall pay or reimburse Employee promptly in the amount of all such expenses upon presentation of itemized vouchers or other evidence of those expenditures in accordance with Employer's policies and procedures. In addition the Employee will be given an annual non-accountable expense allowance of $15,000.

     (c) Automobile. It is recognized that the services to be performed by Employee hereunder will require the use of a suitable automobile, and Employer shall supply Employee with an automobile of Employee's choice at a cost to Employer of no more than $650 per month. In the event that a Severance Payment shall become due and payable under Section 7(c) hereof, Employer shall continue to supply Employee with an automobile during the term of the Severance Payment. In the event that a Termination Payment shall become payable under Section 7(e)

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hereof,  Employer shall  transfer such  automobile to Employee for the aggregate consideration of $1.00 (if such automobile is leased by Employer, Employer shall acquire such automobile prior to its transfer to Employee).

     (d) Benefit Plans

     (i) Medical, Dental and Pension Benefits.

     Employee shall receive such incidental benefits of employment, such as medical and dental insurance, and pension plan participation as are provided generally to the Employer's other executive officers.

     (ii) Continuation of Salary During Disability.

     If Employee becomes disabled during the Term of Employment because of sickness, physical or mental disability, or for any other reason so that he is unable to perform his duties hereunder. Employer agrees to continue Employee's salary during such disability throughout the Term of Employment. These benefits may be provided in whole or in part by a policy of disability insurance.

     (e) Incentive Compensation. In addition to Employee's compensation as provided herein, Employer shall pay incentive compensation for each year during the Term of Employment in an amount equal to 5% of the Employer's pre-tax operating income in excess of $2,500,000, but not in excess of $3,000,000 plus 3.5% of such income in excess of $3,000,000. For this purpose, "pre-tax operating income" shall mean the consolidated earnings of the Employer and its subsidiaries before (i) deduction of, or allowance or provision for, taxes based on income, (ii) deduction of, or allowance or provision for, the incentive compensation payable pursuant to this Agreement or incentive compensation based upon consolidated income or profits of the Employer payable pursuant to any other employment agreement or arrangement between the Employer and any employee thereof, or as from time to time hereafter amended, or any successor agreement thereto, and (iii) any extraordinary gain or loss.

     (f) Fringe Benefits. Employee shall be entitled to participate in all other fringe benefits generally offered by Employer to its employees during the Term of Employment.

     5. Employee's Vacation. Employee shall be entitled to four weeks paid vacation per year during the Term of Employment.

     6. Confidentiality: Business Opportunities.

     (a) Confidentiality of Information. Employee recognizes and acknowledges that the business interests of Employer require a confidential relationship between Employer and Employee and the fullest protection and confidential treatment of the financial data, lists of customers, lists of suppliers, special agreements with suppliers, market information, marketing and/or promotional techniques and methods, pricing information, purchase information, sales policies, employee lists, policy and procedure manuals, books and publications, records, advertising methods or schemes, computer records, trade secrets, know how, plans and programs, sources of supply, and other knowledge of the business of Employer (all of which are hereinafter jointly termed "Confidential Information") which may in whole or in part be conceived, learned or obtained by Employee in the course of Employee's employment with Employer. Accordingly, Employee agrees to keep secret and treat as confidential all Confidential Information whether or not copyrightable or patentable, and agrees not to use or aid others in learning of or using any Confidential Information except in the ordinary course of business and in furtherance of Employer's interests. During the Term of Employment and at all times thereafter, except insofar as is necessary disclosure consistent with Employer's business interests:

     (i) Employee will not, directly or indirectly, disclose any Confidential Information to others either within or outside of the business of Employer;

     (ii) Employee will not make copies of or otherwise disclose the contents of documents containing disclosures of Confidential Information;

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     (iii) As to  documents  which are  delivered  to Employee or which are made available to him as a necessary part of the working relationships and duties of Employee within the business of Employer, Employee will treat such documents confidentially and will treat such documents as proprietary and confidential, not to be reproduced, disclosed or used without appropriate authority of Employer; and

     (iv) Employee will not advise others that the information and/or know how included in Confidential Information is known to or used by Employer or Employee.

     During the Term of Employment and at all times thereafter, Employee will not in any manner disclose or use Confidential Information for Employee's own account and will not aid, assist or abet others in the use of Confidential Information for their account or benefit, or for the account or benefit of any person or entity other than Employer.

     Employee shall have no obligations with respect to Confidential Information which at the time of disclosure is generally available to the public or with respect to which disclosure is required by law.

     (b) Confidentiality of Customers. Employee agrees that during the Term of Employment and for a period ending two (2) years after termination of Employee's employment with Employer:

     (i) Employee will not, directly or indirectly, make known or divulge names, addresses or any information concerning the customers of Employer existing at the time Employee entered the employ of Employer or of whom Employee learned or with whom Employee became acquainted after entering the employ of Employer, to any person, partnership, firm, company, corporation or other entity; and

     (ii) Employee will not, either directly or indirectly, either for himself or for any other person, partnership, firm, company, corporation or other entity, contact, solicit, purchase from, divert, or take away any of the customers of Employer who were contacted, dealt with or solicited by Employee or with whom Employee became acquainted, or of whom Employee learned or obtained information about during the Term of Employment or during the previous employment of Employee by Employer or any predecessor in interest.

     (c) Non-Interference with Contractual Relationships. Employee agrees that during the Term of Employment and for a period ending two (2) years after termination of Employee's employment with Employer, Employee will not solicit, entice or otherwise induce any employee of Employer to leave the employ of Employer for any reason whatsoever; nor will Employee directly or indirectly aid, assist or abet any other person or entity in soliciting or hiring any employee of Employer, nor will Employee otherwise interfere with any contractual or other business relationships between Employer and its employees. The only exception to this provision is that upon termination Employee may solicit and/or offer employment to and subsequently employ Harry Maccarrone.

     (d) Disclosure of Business Opportunities. During the Term of Employment, Employee agrees to promptly and fully disclose to Employer, and not to divert to Employee's own use or benefit or the use or benefit of others, any business opportunities involving any existing or prospective line of business, supplier, product or activity of Employer or any business opportunities which otherwise should rightfully be afforded to Employer.

     (e) Should a court of competent jurisdiction determine that this Section 6 or any subsection hereof are otherwise unenforceable because one or all of them are vague or over broad, the parties agree that these subsections may and shall be enforced to the maximum extent permitted by law. It is the intent of the parties that each of these subsections be a separate and distinct promise and that unenforceability of any one subsection shall have no effect on the enforceability of another.

     (f) Employee agrees that should either party seek to enforce or determine its rights through legal or judicial proceedings because of an act of the Employee which the Employer believes to be in contravention of this Section 6 ("Covenant"), the Covenant period shall be extended for a time period equal to the period necessary to obtain judicial enforcement of the Employer's rights hereunder.

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     (g) The parties  agree that in the event of  Employee's  violation  of this
Section 6 or any subsection thereunder, that the damage to the Employer will be irreparable and that money damages will be difficult or impossible to ascertain. Accordingly, in addition to whatever other remedies the Employer may have at law or in equity, the Employee recognizes and agrees that the Employer shall be entitled to a temporary restraining order and a temporary and permanent injunction enjoining and prohibiting any acts not permissible pursuant to this
Section 6.

     7. Termination of Agreement.

     (a) Employer agrees not to terminate this Agreement except for "just cause," and agrees to promptly give Employee written notice of its belief that acts or events constituting "just cause" exist. Employee has the right to cure within thirty (30) days of Employer's giving of such notice, the acts, events or conditions which led to Employer's notice, but only if such acts are capable of being cured. For purposes of this Agreement, "just cause" shall mean (i) the willful failure or refusal of Employee to implement or follow the reasonable written policies or directions of Employer's Board of Directors, provided that Employee's failure or refusal is not based upon Employee's belief in good faith, as expressed to Employer in writing, that the implementation thereof would be unlawful; (ii) embezzlement; (iii) material violation of any of Employee's covenants or agreements set forth in this Agreement due to Employee's willfulness or gross negligence; and (iv) conviction of Employee of a felony arising from an act or acts which result in material harm to Employer; provided, however, that after a Change of Control, "just cause" shall only mean the events described in clauses (ii), (iii) and (iv) of this sentence.

     (b) The employment of Employee shall automatically terminate upon the death of the Employee. Upon such termination, Employee's estate shall receive only such amounts as are earned and due to Employee under this agreement as the result of Employee's activities prior to Employee's death, and thereafter no further consideration or compensation shall be owed by Employer to Employee or to Employee's estate.

     (c) Employer agrees that if prior to a Change of Control it gives notice of termination pursuant to Section 2 that this contract will not be extended: (i.) Employee will be entitled to full compensation, including incentive compensation as set forth below, and including participation in all benefit programs set forth in Section 4 hereof, subject to the provisions of such Section 4, for one
(1) year, except that reimbursement for the costs of COBRA or health insurance (in lieu of participation in Employer's health plan) shall be continued for 36 months as provided in this Section 7 (c) (the "Severance Payment"). In the event of such Severance Payment, the incentive compensation provided for in Section 4
(e) shall be amended to the highest amount of cash bonus and incentive compensation paid to the Employee in any one (1) year during the three (3) years prior to such notice of termination. In addition, all stock options for the stock of employer theretofore granted to Employee will become immediately exercisable and will remain exercisable throughout the original term of such option, notwithstanding any provision to the contrary regarding termination of employment in the stock option agreement issued in respect of such stock option or any other stock option plan of Employer pursuant to which such stock option may have been granted; and (ii.) Employer agrees to reimburse the Employee for Employee's cost of COBRA coverage if such coverage is: (a.) available; and (b.) elected by Employee for a period not to exceed thirty six (36) months. If such COBRA coverage is not available then Employer shall reimburse Employee for the cost of such other medical insurance that Employee chooses to obtain by paying Employee monthly for the period set forth above the lesser of: (x.) the cost of such other insurance; or (y.) the cost of COBRA insurance had it been available.

     (d) Employer agrees that if at any time within three (3) years following a Change of Control it discharges Employee or refuses to extend the Term of Employment for any reason other than "just cause", or if within one year after a Change of Control Employee resigns from his employment with Employer for any reason whatsoever,

     (i) The Employer will pay to Employee immediately after such termination of employment a lump-sum cash payment equal to 300% of the aggregate of (A) his then-current annual base salary (or, if his base salary has been reduced at any time after the Change of Control, his base salary in effect prior to the reduction), (B) the highest amount of cash bonus and incentive compensation paid to Employee in any one (1) year during the three (3) calendar years immediately prior to the Change of Control, (C) the annual cost to the Employer of any benefits, other than those provided for by Section 4(d), then provided to Employee, and (D) the amount contributed by the Employer on behalf of the Employee for the calendar year ending immediately prior to the termination of any pension plan of the Employer.

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     (ii) All of Employee's  outstanding  stock options,  restricted  shares and other similar incentive interests and rights that have not vested or been exercised will become immediately and fully vested and exercisable and will remain exercisable throughout the original term of such option, notwithstanding any provision to the contrary regarding termination of employment in the stock option agreement issued in respect of such stock option or any other stock option plan of Employer pursuant to which such stock option may have been granted.

     (iii) The Employer will promptly reimburse Employee for any and all legal fees and expenses reasonably incurred by him as a result of such termination of employment, including without limitation all fees and expenses incurred in connection with efforts to enforce the provisions of this Agreement.

     All compensation received by Employee pursuant to this subsection is collectively referred to herein as the "Termination Payment."

     (e) In the event that Employee becomes entitled to a Termination Payment, if any of the Termination Payment will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986 (the "Code"), Employer shall pay to Employee an additional amount ("the "Gross-up Payment") such that the net amount retained by Employee, after deduction of Excise Tax on the Termination Payment and any federal, state and local income tax and Excise Tax upon the payment provided for by this Section, shall be equal to the Termination Payment. For purposes of determining whether any of the Termination Payment will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by Employee in connection with the Change of Control of Employer or the termination of Employee's employment (whether pursuant to the term of this Agreement or any other plan, arrangement or agreement with Employer, any person whose action result in a Change of Control or any person affiliated with Employer or such person) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and "excess parachute payments" within the meaning of
Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by Employer and acceptable to Employee such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent, reasonable compensation for services actually rendered within the meaning of
Section 280G(b)(4) of the Code, (ii) the amount of Termination Payment which shall be treated as subject to the Excise tax shall be equal to the lesser of
(A) the total amount of the Termination Payment or (B) the amount of excess parachute payments within the meaning of Section 280G(b)(1) and (4) after applying clause (i) above, and (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by Employer's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, Employee shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality that imposes such tax on the date of termination of Employee's employment, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of the termination of Employee's employment, Employee shall repay to Employer at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up payment attributable to such reduction plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of Employee's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), Employer shall make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

     (f) For purposes of this Agreement, a "Change of Control" of Employer shall be deemed to have occurred if

     (i) any individual, corporation, partnership, company, or other entity (a "Person"), which term shall include a "group" (within the meaning of section 13(d) of the Securities Exchange Act of 1934 (the "Act") who does not currently own directly or indirectly 20% or more of the combined voting power of COMFORCE's outstanding securities becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act) of securities of COMFORCE representing more than 20% of the combined voting power of COMFORCE's then-outstanding securities.

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     (ii) the  stockholders  of COMFORCE  approve a merger or  consolidation  of
COMFORCE with any other corporation, other than a merger or consolidation which would result in the voting securities of COMFORCE outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of COMFORCE or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders approve a plan of complete liquidation of COMFORCE or an agreement for the sale or disposition by the Employer of all substantially all of the Employer's assets; PROVIDED, HOWEVER, that if the merger, plan of liquidation or sale of substantially all assets is not consummated following such stockholder approval and the transaction is abandoned, then the Change of Control shall be deemed not to have occurred.

     (iii) the Board of Directors of COMFORCE ceases to consist of a majority of Continuing Directors. For purposes hereof, "Continuing Director" shall mean a member of the Board of Directors of COMFORCE who either (A) was a member of the Board of Directors as of the date of this agreement or (B) was nominated or appointed (before initial election as a director) to serve as a director by a majority of the then Continuing Directors and was approved in writing by Employee.

     (g) If Employee shall voluntarily cease his employment with Employer for any reason prior to a Change of Control, all compensation and benefits payable to Employee hereunder shall thereupon, without further writing or act, cease, lapse and be terminated; provided, however, that Employee may continue to receive benefits under any group health care insurance plan, at Employee's expense, to the extent required by the Consolidated Omnibus Budget Reconciliation Act of 1985. This paragraph (g) does not affect any rights of Employee under any stock option agreements with Employer.

     (h) In the event of the Bankruptcy (as defined below) of Employer, Employee may at his option cease his employment hereunder, whereupon all of the obligations of the parties hereto shall be terminated. For purposes of this Agreement, "Bankruptcy" shall mean with respect to Employee, (i) the entry of a decree or order for relief of either Employer by a court of competent jurisdiction in any involuntary case involving the Employer under any bankruptcy, insolvency or other similar law now or hereafter in effect; (ii) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar agent for either Employer or for any substantial part of the Employer's assets or property; (iii) the filing with respect to either Employer of a petition in any such involuntary bankruptcy case, which petition remains undismissed for a period of ninety (90) days or which is dismissed or suspended pursuant to Section 305 of the Federal Bankruptcy Code (or any corresponding provision of any future United States bankruptcy law);
(iv) the commencement by either Employer of a voluntary case under any bankruptcy, insolvency or other similar law now or hereafter in effect; (v) the consent by either Employer to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar agent for the Employer or for any substantial part of the Employer's assets or property; or (vi) the making by either Employer of any general assignment for the benefit of creditors.

     (i) In the event that Employee terminates his employment with Employer prior to a Change of Control as a result of a material breach by Employer of its obligations under this Agreement, which breach, if it is capable of being cured, has not been cured within 30 days following receipt of written notice of such breach from Employee to Employer (such notice and opportunity to cure to apply only if such breach is capable of being cured), such termination shall be deemed for all purposes of this Agreement as a termination of Employee's employment by Employer without "just cause".

     8. Indemnification and Insurance. In the event that during or after the Term of Employment, Employee is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he is or was a director or officer, employee or agent of or is or was serving at the request of Employer as a director or officer, employee or agent or another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, Employee shall be indemnified and held harmless by Employer to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits Employer to provide broader indemnification rights than said law permitted Employer to provide prior to such amendment) against all expenses, liabilities and losses (including attorneys fees, judgments, fines ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Employee in connection therewith. Such right shall be a contract right and shall include the right to be paid by Employer expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by Employee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by Employee while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding will be made only upon delivery to Employer of an undertaking, by or on behalf of Employee, to repay all amounts to so advanced if it should be determined ultimately that Employee is not entitled to be indemnified under this section or otherwise.

     Promptly after receipt by the Employee of notice of the commencement of any action, suit or proceeding for which the Employee may be entitled to be indemnified, the Employee shall notify the Employer in writing of the commencement thereof (but the failure to notify the Employer shall not relieve it from any liability which it may have under this Section 8 unless and to the extent that it has been prejudiced in a material respect by such failure or from the forfeiture of substantial rights and defenses). If any such action, suit or proceeding is brought against the Employee and he notifies the Employer of the commencement thereof, the Employer will be entitled to participate therein, and, to the extent it may elect by written notice delivered to the Employee promptly after receiving the aforesaid notice from the Employee, to assume the defense thereof with counsel reasonably satisfactory to the Employee, which may be the same counsel as counsel to the Employer. Notwithstanding the foregoing, the Employee shall have the right to employ his own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Employee unless (i) the employment of such counsel shall have been authorized in writing by the Employer, (ii) the Employer shall not have employed counsel reasonably satisfactory to the Employee to take charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) the Employee shall have reasonably concluded, after consultation with counsel to the Employee, that a conflict of interest exists which makes representation by counsel chosen by the Employer not advisable (in which case the Employer shall not have the right to direct the defense of such action on behalf of the Employee), in any of which events such fees and expenses of one additional counsel shall be borne by the Employer. Anything in this Section 8 to the contrary notwithstanding, the Employer shall not be liable for any settlement of any claim or action effected without its written consent.

     Employer agrees that it will maintain Directors and Officers Insurance during the Term of Employment and for a period of three (3) years thereafter covering Employee and the other officers and directors of Employer in the amount of not less than Ten Million Dollars ($10,000,000). In the event that such Directors and Officers Insurance is not commercially available to Employer, Employer will create a self-insurance reserve for all liabilities which would otherwise be covered by Directors and Officers Insurance in the amount of Ten Million Dollars ($10,000,000), which reserve shall be maintained in a separate escrow account and used exclusively for payment of liabilities, judgments, settlements or claims against officers and directors of Employer, including Employee, which would otherwise have been the subject of Directors and Officers Insurance.

     9. Effect of Reorganization. If the Employer is at any time before or after a Change of Control merged or consolidated into or with any other corporation or other entity (whether or not the Employer is surviving entity), or if substantially all of the assets thereof are transferred to another corporation, the provisions of this Agreement will be binding upon and inure to the benefit of the corporation or other entity resulting from such merger or consolidation or the acquirer of such assets, voting power or control, and this Section 9 will apply in the event of any subsequent merger or consolidation or transfer of assets.

     In the event of any merger, consolidation, or sale of assets described above, nothing contained in this Agreement will detract from or otherwise limit Employee's right to participate or privilege of participation in any stock option or purchase plan or any bonus, profit sharing, pension, group insurance, hospitalization, or other incentive or benefit plan or arrangement which may be or become applicable to executives of the corporation resulting from such merger or consolidation or the corporation acquiring such assets of the Employer.

     In the event of any merger, consolidation or sale of assets described above, references to the Employer in this Agreement shall unless the context suggests otherwise be deemed to include the entity resulting from such merger or consolidation or the acquirer of such assets.

     10. No Duty to Mitigate. There shall be no requirement on the part of the Employee to seek other employment or otherwise mitigate damages in order to be entitled to the full amount of any payments and benefits to which Employee is entitled under this Agreement, and the amount of such payments and benefits shall not be reduced by any compensation or benefits received by Employee from other employment.

     11. Miscellaneous.

     (a) All notice hereunder to the parties hereto shall be in writing sent by certified or registered mail, return receipt requested, postage prepaid, or by telegram, telex or telecopy, addressed to the respective parties at the following addresses:

EMPLOYER:         COMFORCE Corporation
                  COMFORCE Operating, Inc.
                  415 Crossways Park Drive
                  Woodbury, NY  11797

EMPLOYEE:         John Fanning
                  3505 South Ocean Boulevard
                  Apt. 5N
                  Highland Beach, FL  33487

Any party may, by written notice complying with the requirements of this section, specify another or different person or address for the purpose of notification hereunder. All notices shall be deemed to have been given and received on the next day following the sending of such telegram, telex or telecopy, or if mailed, on the third business day following such mailing.

     (b) If the Employer fails to timely make any payment to the Employee that is required to be made hereunder, the amount not timely paid shall bear interest after the date it is due hereunder at the rate of 18% per annum until it is paid. All payments required to be made by the Employer hereunder to Employee or his dependents, beneficiaries, or estate will be subject to the withholding of such amounts relating to tax and/or other payroll deductions as may be required by law.

     (c) This Agreement contains the entire and only agreement of the parties hereto respecting the matters herein set forth, supersedes all prior agreements and understandings between the parties hereto regarding the matters hereby contemplated, and may not be changed or terminated orally, nor shall any change, termination or attempted waiver of any of the provisions contained in this Agreement be binding unless in writing and signed by the party against whom the same is sought to be enforced, nor shall this section itself by waived verbally. This Agreement may be amended only by a written instrument duly executed by or on behalf of the parties hereto.

     (d) This Agreement and all of its provisions, rights and obligations shall be binding upon and inure to the benefit of the parties hereto and their respective successors. This Agreement may be assigned by Employer to any person, firm or corporation which shall become the owner of substantially all of the assets of Employer or which shall succeed to the business of Employer; provided, however, that in the event of any such assignment Employer shall obtain an instrument in writing from the assignee in which such assignee assumes the obligations of Employer hereunder and shall deliver an executed copy thereof to Employee.

     (e) This Agreement shall be construed and enforced according to, and the rights and obligations of the parties shall be governed in all respects by, the laws of the State of New York. Should any action be brought to interpret or enforce the terms hereof, the prevailing party shall be awarded costs and reasonable attorneys' fees.

     (f) Any controversy, dispute or claim arising out of or relating to this Agreement, or the breach hereof, shall at the option of Employee be resolved by
(i) arbitration in accordance with the then current rules of the American Arbitration Association and all findings of fact by the arbitrators shall be conclusive and binding on the parties or (ii) litigation before a federal or state court of competent jurisdiction located in the State of New York. If the Employee elects to have the matter resolved by arbitration, the controversy or claim shall be submitted to the American Arbitration Association through its New York, New York office, and the hearing of such dispute will be held in New York, New York. The decision of the arbitrator(s) will be final and binding on all parties to the arbitration and said decision may be filed as a final judgment in any court.

     (g) The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way affect the interpretation of any of the terms or conditions of this Agreement.

     (h) If any provision or part thereof of this Agreement for any reason shall be validly held by an official body to be invalid or unenforceable, the valid and enforceable provisions or parts thereof shall continue to be given effect and bind the Employer and Employee.

     (i) Employer shall pay Employee's reasonable legal fees and expenses incurred in connection with the negotiation of this Agreement.

     (j) No right or interest to or in any payments or benefits hereunder shall be assignable by the Employee; provided, however, that this provision shall not preclude him from designating one or more beneficiaries to receive any amount that may be payable after his death and shall not preclude the legal representative of his estate from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "beneficiaries" as used in this Agreement shall mean a beneficiary or beneficiary or beneficiaries so designated to receive any such amount, or if no beneficiary has been so designated, the legal representative of the Employee's estate.

     (k) No right, benefit, or interest hereunder, shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or set-off in respect of any claim, debt, or obligation, or to execution, attachment, levy, or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void, and of no effect.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above mentioned.

                                            COMFORCE CORPORATION


                                            By:_______________________________
                                                 Its:


                                            COMFORCE OPERATING, INC.


                                            By:_______________________________
                                                 Its:


                                            EMPLOYEE


                                            ----------------------------------
                                            John Fanning